CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
Exhibit 10.11

April 29, 2022

Via Email
Mark Lenhard
    Re:     Terms of Transition and Separation
Dear Mark:
This letter confirms the agreement (“Agreement”) between you and Bill.com Holdings, Inc. (collectively with its subsidiaries, the “Company”) concerning the terms of your transition and separation from employment and offers you certain benefits to which you would not otherwise be entitled, conditioned upon your provision of a general release of claims and covenant not to sue now and upon the Separation Date (defined below) as provided herein. If you agree to the terms outlined herein, please sign and return this Agreement to me in the timeframe outlined below.
1.Separation from Employment: As you know, you and the Company have mutually decided to part ways and that your employment with the Company should end. The Company has discussed with you the terms under which it is willing to continue your employment through the Transition Period, as described further below. For avoidance of doubt, by your signature below you acknowledge and agree that: (a) your separation from the Company does not constitute a Qualifying Termination or CIC Qualifying Termination (each as referenced in your July 16, 2021 offer letter with the Company (the “Offer Letter”) and as defined in and governed by that certain Change in Control and Severance Agreement between you and the Company dated November 17, 2021 (the “CIC and Severance Agreement”), and (b) Good Reason, within the meaning of the Holdback Agreement referenced in Paragraph 2(c)(i)(1) below or within the meaning of the CIC and Severance Agreement, does not exist for you to resign your employment. By its signature below the Company acknowledges and agrees that as of the date hereof it does not have Cause to terminate your employment, within the meaning of the Holdback Agreement or within the meaning of the CIC and Severance Agreement.
2.Continued Employment; Other Release Consideration: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth below and your other promises herein, the Company agrees to continue your employment on the following terms:
a.Separation Date; Transition Period and Services: Your last day of

Mark Lenhard

employment with the Company will be September 1, 2022 (the “Separation Date”) subject to the at-will nature of your employment, as described in Paragraph 2(d), below. Between now and the Separation Date (the “Transition Period”), you agree to carry out the duties and responsibilities of your position as directed principally by the Company’s Chief Executive Officer, to whom you will continue to report, and to provide other transition services as may reasonably be requested by the Company, including transition of the responsibilities, duties, and knowledge relative to your position (the “Transition Services”). During the Transition Period, up to and including June 30, 2022 you will maintain a full-time schedule unless otherwise determined by the Chief Executive Officer in his sole discretion, and following June 30, 2022 you will provide transition services on an as-needed basis as requested by the Company’s Chief Executive Officer. Notwithstanding the foregoing, in the event that between July 1, 2022 and September 1, 2022 you wish to commence full-time employment with another company, with the written consent of the Company’s Chief Executive Officer, such consent not to be unreasonably withheld, your last day of employment will be on such date after June 30, 2022 as agreed to by the Company, provided that you continue to provide Transitional Services in a cooperative and diligent manner as may be requested by the Company until September 1, 2022.
b.Compensation and Benefits: During the Transition Period, the Company
will continue to pay you your current base salary and you will continue to be eligible to participate in benefits customarily afforded to other employees, including participation in the Company-sponsored health benefits plan and continued vesting of options and restricted stock units, to the fullest extent allowed by the governing plans, agreements, or policies; provided that you will not be eligible to receive any incentive bonus payouts in respect of the Company’s 2022 or 2023 fiscal years, nor will you be eligible to participate in the Company’s annual equity refresh grant cycle.
c.Separation Compensation: Consistent with Paragraph 2(a) above, provided that you cooperatively and diligently provide the Transition Services as determined by the Company in good faith and in its sole discretion, then in exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth in Exhibit A (the “Second Release”), to be signed no earlier than the Separation Date and your other promises herein, the Company agrees as follows:
    i.     Holdback Release.
    (1)      In connection with the Company’s acquisition of Invoice2go, Inc.
pursuant to that certain Agreement and Plan of Merger, dated July 16, 2021, among the Company, Invoice2go, Inc. and the other parties named therein (the “Merger Agreement”), you entered into that certain Holdback Agreement, dated July 16, 2021, with the Company (the “Holdback Agreement”) pursuant to which you agreed to unvest and subject to a Repurchase
Option (as defined in the Holdback Agreement) Parent Assumed Options (as defined in the
Holdback Agreement) consisting of 714,029 (seven hundred fourteen thousand twenty nine)
Invoice2Go options outstanding under the Bill.com Holdings, Inc. - Invoice2go, Inc. 2014 Equity Incentive Plan (the “Invoice2Go Plan”) which upon closing of the acquisition, and following conversion into options to acquire Company stock pursuant to Section 2.4 of the Merger Agreement, comprised a total of 40,268 (forty thousand two hundred sixty eight) options.

Mark Lenhard

Pursuant to the Holdback Agreement, one-third of the Parent Assumed Options are to vest on September 1, 2022 and one-twelfth of any unvested Parent Assumed Options vest quarterly thereafter, subject to your continued employment with the Company.
    (2)     On the Effective Date of the Second Release, 26,846 (twenty six thousand eight hundred forty six) Parent Assumed Options (which, for the avoidance of doubt, includes the Parent Assumed Options that are to vest on September 1, 2022) as set forth in Schedule 1 (the “Holdback Release Options”) hereto shall vest and be released from the
Repurchase Option pursuant to Section 1(d) of the Holdback Agreement. All other Parent Assumed Options, as well as all RSUs (as defined below) that have been granted to you, shall be forfeited on the Effective Date of the Second Release and shall be thereafter void, without payment of any additional consideration to you. For the avoidance of doubt, subject to Section 2(d), the vesting and release of the Holdback Release Options from the Holdback Agreement shall be conditioned on you providing the Transition Services as an employee and/or a consultant until the Separation Date. Notwithstanding any contrary provision of any option agreement, all Parent Assumed Options that vest pursuant to Paragraph 2(c)(i) of this Agreement must be exercised within 90 days after the Separation Date, and to the extent not so exercised shall expire and no longer be exercisable.
    ii.     COBRA: Upon your timely election to continue your existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will pay the insurance premiums to continue your existing health benefits for 3 (three) months following the Separation Date. You will remain responsible for, and must continue to pay, the portion of premiums, co-payments, etc. that you would have paid had your employment continued.
    d.     At-Will Employment: During the Transition Period, your employment with the Company will remain at-will, meaning either you or the Company may terminate your employment at any time with or without notice or reason. However, provided that you diligently and cooperatively provide the Transition Services (as determined by the Company in good faith and in its sole discretion), in the event the Company terminates your employment prior to the
Separation Date, the Company will provide you the benefits described in Paragraph 2(c), above. In the event that the Company terminates your employment prior to the Separation Date for failing to provide the Transition Services (including for failing to do so in a diligent and cooperative fashion, as determined by the Company in good faith and in its sole discretion), provided that in respect of failures to provide the Transition Services that are capable of cure you have been provided written notice by the Company of its belief that you have failed to provide the Transition Services and have not cured such failure after having been given 10 (ten) business days in which to do so, or you resign from employment with the Company for any reason prior to the Separation Date , you will not be eligible to receive, and the Company will not be obligated to offer to you, the benefits described in Paragraph 2(c), above.
By signing below, you acknowledge that you are receiving the release consideration outlined in this paragraph in consideration for waiving your rights to claims referred to in this Agreement (and the Second Release, if applicable) and that you would not otherwise be entitled to the release consideration.

Mark Lenhard

3.Final Pay: On your final day of employment, the Company will pay you for all wages, salary, reimbursable expenses previously submitted by you, accrued vacation (if applicable) and any similar payments due you from the Company as of your separation from employment. By signing below, you acknowledge that the Company does not owe you any other amounts, except as otherwise may become payable under the Agreement.
4.Return of Company Property: You hereby warrant to the Company that, no later than your final day of employment, you will return to the Company all property or data of the Company of any type whatsoever that has been in your possession or control.
5.Post-Employment Obligations: You hereby acknowledge that: (a) you continue to be bound by (i) the attached Non-Competition and Non-Solicitation Agreement (Exhibit B hereto), and (ii) the attached Employee Invention Assignment and Confidentiality Agreement (Exhibit C hereto); (b) as a result of your employment with the Company, you have had access to the Company’s proprietary and/or confidential information, and you will continue to hold all such information in strictest confidence and not make use of it on behalf of anyone; and (c) you must, and by your signature below confirm that you shall, deliver to the Company, no later than the Separation Date, all documents and data of any nature containing or pertaining to such information, and not take with you, or otherwise retain in any respect, any such documents or data or any reproduction thereof.
6.Equity Compensation: During the Transition Period, the Parent Assumed Options will continue to vest according to the terms of the Holdback Agreement and your Assumed Option Agreement(s) and the Invoice2Go Plan (in each case, as modified by the Holdback Agreement, collectively, the “Option Agreements”), however, all vesting will cease as of your last day of employment. In addition to the Parent Assumed Options, pursuant to your Global Restricted Stock Unit Award Agreement with the Company dated September 27, 2021 and the
Company’s 2019 Equity Incentive Plan (hereafter collectively referred to as the “RSU
Agreements”), you were granted 73,740 (seventy three thousand seven hundred forty) restricted stock units for shares of the Company’s common stock, none of which have vested as of the date of this letter or will have vested as of the Separation Date (the “RSUs”). In addition, as of the date hereof you hold 32,822 (thirty two thousand eight hundred twenty two vested and unexercised options to acquire Company stock issued under the Invoice2Go Plan. During the
Transition Period, the RSUs will continue to vest according to the terms of the RSU Agreements; however, all vesting will cease as of the Separation Date (assuming your continuous employment through that date) and the RSUs shall be forfeited in accordance with Section 2(c)(i)(2). At all times, your rights concerning the Parent Assumed Options will continue to be governed by this Agreement, the Holdback Agreement (as modified by this Agreement) and the Option Agreements, and your rights concerning the RSUs will continue to be governed by the RSU Agreements. Per the Option Agreements, you will have 90 days following the Separation Date to exercise any then-vested options; after that date, you will no longer have a right to exercise the options as to any shares.
7.General Release and Waiver of Claims:
d.The payments and promises set forth in this Agreement are in full

Mark Lenhard

satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options, restricted stock units or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims of any kind under the Merger Agreement, the Offer Letter, the CIC and Severance Agreement and the Holdback Agreement, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation, benefits, equity (whether in the form of stock, stock options, RSUs or otherwise) or other ownership interest in the Company arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, and/or claims based on disability or under the Americans with Disabilities Act. By signing this Agreement, you are not releasing or waiving any claims under the California Fair Employment and Housing Act or the Age Discrimination in Employment Act or Older Workers Benefit Protection Act; however, for the avoidance of doubt, you will release and waive such claims once you sign the Second Release.
e.By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO
EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE
AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY
AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED
PARTY.”
f.You and the Company do not intend to release claims (i) that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, (ii) of indemnification under any applicable indemnification agreement with the Company and/or the Company’s Bylaws or Certificate of Incorporation or coverage under any directors & officers liability insurance policy, or (iii) for vested benefits under any Company employee benefit plans or (iv) for enforcement of this Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.
8.Covenant Not to Sue:
g.To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other

Mark Lenhard

tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement.
h.Nothing in this paragraph shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
9.Protected Rights: You understand that nothing in the General Release and Waiver of Claims and Covenant Not to Sue paragraphs above, or otherwise in this Agreement, limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies.
10.Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Santa Clara, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator's decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.
11.Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.
12.Confidentiality: The contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order. You agree that if you are asked for information concerning this Agreement, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement.
13.No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.

Mark Lenhard

14.Complete and Voluntary Agreement: This Agreement, together with the
Holdback Agreement (as modified by this Agreement), the Option Agreements, the RSU
Agreement and Exhibits A, B and C hereto, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.
15.Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.
16.Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an electronic or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.
17.Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California.
18.This Agreement is effective on the date it is signed by both parties (the “Effective Date”).
19.Expiration of Offer: This offer expires at 5pm, Pacific Time, on Friday, April 2022.
If you agree to abide by the terms outlined in this Agreement, please sign and return it to me. I wish you the best in your future endeavors.
Sincerely,
BILL.COM HOLDINGS, INC.

By: /s/ Rene Lacerte___________
Rene Lacerte
Chief Executive Officer

Mark Lenhard

READ, UNDERSTOOD AND AGREED
/s/ Mark Lenhard_________________________     Date: __________________           MARK LENHARD

SCHEDULE 1
Parent Assumed Options
Parent Assumed Options to be released as of the Effective Date of the Second Release

Number of Options	Grant Date	Exercise Price	Type
8,054	May 1, 2020	$24.83	ISO
18,792	May 1, 2020	$24.83	NQ
Parent Assumed Options to be forfeited as of the Effective Date of the Second Release

Number of Options	Grant Date	Exercise Price	Type
4,027	May 1, 2020	$24.83	ISO
9,395	May 1, 2020	$24.83	NQ

1

EXHIBIT A
SECOND RELEASE
This General Release of All Claims and Covenant Not to Sue (the “Second Release”) is entered into between Mark Lenhard (“Employee”) and Bill.com Holdings, Inc. (together with its subsidiaries, the “Company”) (collectively, “the parties”).
WHEREAS, on April ___, 2022, Employee and the Company entered into an agreement regarding Employee’s transition and separation from employment with the Company (the “Separation Agreement,” to which this Second Release is attached as Exhibit A);
WHEREAS, on ____, Employee’s employment with the Company terminated (the “Separation Date”);
WHEREAS, the Company has determined that Employee cooperatively and diligently provided the Transition Services (as defined in the Separation Agreement);
WHEREAS, this agreement serves as the Second Release, pursuant to the Separation Agreement; and
WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment and separation from employment with the Company;
NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Second Release.
1.Acknowledgment of Payment of Wages: By Employee’s signature below, Employee acknowledges that, on the Separation Date, the Company paid Employee for all wages, salary, accrued vacation (if applicable), bonuses, commissions, reimbursable expenses previously submitted by Employee, and any similar payments due Employee from the Company as of the Separation Date. By signing below, Employee acknowledges that the Company does not owe Employee any other amounts, except as may become payable under the Separation Agreement and the Second Release. Employee agrees to promptly submit for reimbursement all final outstanding expenses, if any.
2.Return of Company Property: Employee hereby warrants to the Company that Employee has returned to the Company all property or data of the Company of any type whatsoever that has been in Employee’s possession, custody or control.
3.Consideration: In exchange for Employee’s agreement to this Second Release and Employee’s other promises in the Separation Agreement and herein, the Company agrees to provide Employee with the consideration set forth in Paragraph 2(c) of the Separation Agreement. By signing below, Employee acknowledges that Employee is receiving the consideration in exchange for waiving Employee’s rights to claims referred to in this Second Release and Employee would not otherwise be entitled to the consideration.

4.General Release and Waiver of Claims:
a.The payments and promises set forth in this Second Release are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options, restricted stock units or other ownership interest in the Company, termination benefits or other compensation to which Employee may be entitled by virtue of Employee’s employment with the Company or Employee’s separation from the Company, including pursuant to the Separation Agreement. To the fullest extent permitted by law, Employee hereby releases and waives any other claims Employee may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee’s employment or separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.
b.By signing below, Employee expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO
EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE
AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY
AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED
PARTY.”
a.     Employee and the Company do not intend to release claims (i) that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, (ii) of indemnification under any applicable indemnification agreement with the Company and/or the Company’s Bylaws or Certificate of Incorporation or coverage under any directors & officers liability insurance policy, or (iii) for vested benefits under any Company employee benefit plans or (iv) for enforcement of this Second Release. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause set forth in the Separation Agreement.
5.Covenant Not to Sue:
3

a.To the fullest extent permitted by law, at no time subsequent to the execution of this Second Release will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Second Release.
b.Nothing in this paragraph shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Second Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
6.Protected Rights: Employee understands that nothing in the General Release and
Waiver of Claims and Covenant Not to Sue paragraphs above, or otherwise in this Second
Release, limits Employee’s ability to file a charge or complaint with the Equal Employment
Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). Employee further understands that this Second Release does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Second Release does not limit Employee’s right to receive an award for information provided to any Government Agencies.
7.Mutual Non-disparagement: Employee agrees that Employee will not, directly or indirectly, disparage or make negative remarks regarding Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution. The Company agrees that it will not, and will direct its current directors and officers for so long as they are employed by or providing services to the Company to not, directly or indirectly, disparage or make negative remarks regarding Employee with any written or oral statement, including, but not limited to, any statement posted on social media or otherwise on the Internet, whether or not made anonymously or with attribution. Nothing in this section shall prohibit Employee, the Company or the Company's directors and officers from providing truthful information in response to a subpoena or other legal process. Further, nothing in this Second Release prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
8.Review of Second Release; Expiration of Offer: Employee understands that
Employee may take up to twenty-one (21) days to consider this Second Release (the

“Consideration Period”). The offer set forth in this Second Release, if not accepted by Employee before the end of the Consideration Period, will automatically expire. By signing below, Employee affirms that Employee was advised to consult with an attorney prior to signing this Second Release. Employee also understands that Employee may revoke this Second Release within seven (7) days of signing this document and that the consideration to be provided to Employee pursuant to Paragraph 2(c) of the Separation Agreement will be provided only after the expiration of that seven (7) day revocation period.
9.Effective Date: This Second Release is effective on the eighth (8th) day after
Employee signs it, provided Employee has not revoked it as of that time (the “Effective Date”).
10.Other Terms of Separation Agreement Incorporated Herein: All other terms of the Separation Agreement to the extent not inconsistent with the terms of this Second Release are hereby incorporated in this Second Release as though fully stated herein and apply with equal force to this Second Release, including, without limitation, the provisions on Arbitration, Governing Law, and Attorneys’ Fees.
Dated:____________________     ________________________________
Name: Rene Lacerte
    Title: Chief Executive Officer
For the Company
Dated:____________________          ________________________________
         Mark Lenhard

5

EXHIBIT B

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

MARK LENHARD

/s/ Mark Lenhard
Signature

BILL.COM HOLDINGS, INC.
a Delaware corporation

By:	/s/ René Lacerte
Name:	Rene Lacerte
Title:	Chief Executive Officer

EXHIBIT C

EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

Company:

By:	/s/ Jacqueline Hendy
Name:	Jacqueline Hendy
Title:	SVP, Human Resources

Employee:

/s/ Mark Lenhard
Signature

Name (Please Print): Mark Lenhard

X	No inventions, improvements, or original works of authorship
Additional sheets attached
Signature of Employee:	/s/ Mark Lenhard
Print Name of Employee: Mark Lenhard
Date: July 16, 2021

Exhibit B
CALIFORNIA LABOR CODE 2870 NOTICE:

July 6, 2022
VIA ELECTRONIC MAIL
Mark Lenhard
    Re:     Amendment No. 1 to Terms of Transition and Separation Agreement
Dear Mark,
This letter serves as an amendment to your April 29, 2022 Terms of Transition and
Separation Agreement (the “Transition Agreement”) with Bill.com Holdings, Inc. (collectively with its subsidiaries, the “Company”) (you and the Company are collectively referred to as the “Parties”) (the “Amendment”).
[*]
WHEREAS, [*], you agree to provide ongoing Transition Services (as defined in the Transition Agreement) to the Company as a consultant and pursuant to the terms of this Amendment; NOW, THEREFORE, the Parties agree as follows:
1.Transition Period Consultancy: From and after the Separation Date and until September 1, 2022, and in exchange for your continued eligibility for the Separation Compensation set forth in Paragraph 2(c) of the Transition Agreement, you agree to provide ongoing Transition Services to the Company as a consultant, when and as requested by the Company and upon reasonable notice (not to exceed 10 hours per week), and during this period. In addition, for so long as you provide ongoing Transition Services to the Company as a consultant pursuant to this Amendment, you shall do so in the capacity as the Company’s Chief Operating Officer, you shall remain a Section 16 officer of the Company and shall continue to be subject to Bill.com’s Insider Trading Policy. The Company confirms and agrees that you shall continue to be indemnified as an officer under the Company’s Bylaws and covered by the Company’s D&O Insurance Policy in your capacity as an officer of the Company for so long as you hold an officer role with the Company.
2.Separation Compensation: Conditioned upon (i) your ongoing full compliance with the Transition Agreement and this Amendment until September 1, 2022, such compliance to be determined by the Company in good faith and in its sole discretion, and (ii) your execution of the Second Release (i.e. Exhibit A to the Transition Agreement, as modified by this Amendment and attached hereto as Exhibit A), on, and no earlier than, September 1, 2022, the Company will provide you with the Separation Compensation set forth in Paragraph 2(c) of the Transition Agreement. By way of this Amendment, you acknowledge and agree that you are waiving the Company’s payment of insurance premiums for three (3) months, as set forth in Paragraph

2(c)(ii) of the Transition Agreement, and your existing health benefits will terminate in accordance with the Company’s practices based on the Separation Date, as defined herein.
3.[*].
4.Complete and Voluntary Agreement: This Amendment, together with the Transition Agreement, constitutes the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. Except as expressly modified herein and in Exhibit A hereto, the Transition Agreement shall remain in full force and effect. For the avoidance of doubt, nothing in this Amendment is intended to reduce in any way your obligations contained in any separate agreement between you and the Company containing post-employment obligations or restrictions, including any restrictive covenants, including but not limited to the obligations set forth in the Non-Competition and Non-Solicitation Agreement dated July 16, 2021.
5.Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Amendment may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Amendment, executed by authorized representatives of each of the parties to this Amendment. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an electronic or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if an original.
6.Governing Law: This Amendment shall be governed by and construed in accordance with the laws of the State of California.
7.Effective Date: This Amendment is effective on the date it is signed by both Parties.
Sincerely,
Bill.Com Holdings, Inc.

/s/ René Lacerte
By: Rene Lacerte, Chief Executive Officer
Dated: _7/5/22______________
READ, UNDERSTOOD AND AGREED

BY: __ /s/ Mark Lenhard ____          Dated: _7/6/2022______________          Mark Lenhard

EXHIBIT A
SECOND RELEASE
This General Release of All Claims and Covenant Not to Sue (the “Second Release”) is entered into between Mark Lenhard (“Employee”) and Bill.com Holdings, Inc. (together with its subsidiaries, the “Company”) (collectively, “the parties”).
WHEREAS, on April 29, 2022, Employee and the Company entered into an agreement regarding Employee’s transition and separation from employment with the Company (the “Separation Agreement,” to which this Second Release is attached as Exhibit A);
WHEREAS, on [Date], Employee’s employment with the Company terminated (the “Separation Date”);
WHEREAS, between the Separation Date and September 1, 2022, Employee served as a consultant to the Company;
WHEREAS, the Company has determined that Employee cooperatively and diligently provided the Transition Services (as defined in the Separation Agreement), both in his capacity as an employee of the Company until the Separation Date, and thereafter as a consultant to the
Company until September 1, 2022;
WHEREAS, this agreement serves as the Second Release, pursuant to the Separation Agreement; and
WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment and separation from employment with the Company;
NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Second Release.
1.Acknowledgment of Payment of Wages: By Employee’s signature below, Employee acknowledges that, on the Separation Date, the Company paid Employee for all wages, salary, accrued vacation (if applicable), bonuses, commissions, reimbursable expenses previously submitted by Employee, and any similar payments due Employee from the Company as of the Separation Date. By signing below, Employee acknowledges that the Company does not owe Employee any other amounts, except as may become payable under the Separation Agreement and the Second Release. Employee agrees to promptly submit for reimbursement all final outstanding expenses, if any.
2.Return of Company Property: Employee hereby warrants to the Company that Employee has returned to the Company all property or data of the Company of any type whatsoever that has been in Employee’s possession, custody or control.
3.Consideration: In exchange for Employee’s agreement to this Second Release and Employee’s other promises in the Separation Agreement and herein, the Company agrees to provide Employee with the consideration set forth in Paragraph 2(c) of the Separation Agreement. By signing below, Employee acknowledges that Employee is receiving the consideration in exchange for waiving Employee’s rights to claims referred to in this Second Release and Employee would not otherwise be entitled to the consideration.
4.General Release and Waiver of Claims:
a.The payments and promises set forth in this Second Release are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options, restricted stock units or other ownership interest in the Company, termination benefits or other compensation to which Employee may be entitled by virtue of Employee’s employment with the Company or Employee’s separation from the Company, including pursuant to the Separation Agreement. To the fullest extent permitted by law, Employee hereby releases and waives any other claims Employee may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee’s employment or separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.
b.By signing below, Employee expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO
EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE
AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY
AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED
PARTY.”
c.Employee and the Company do not intend to release claims (i) that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, (ii) of indemnification under any applicable indemnification agreement with the Company and/or the Company’s Bylaws or Certificate of Incorporation or coverage under any directors & officers liability insurance policy, or (iii) for vested benefits under any Company employee benefit plans or (iv) for enforcement of this Second Release. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause set forth in the Separation Agreement.

5.Covenant Not to Sue:
d.To the fullest extent permitted by law, at no time subsequent to the execution of this Second Release will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Second Release.
e.Nothing in this paragraph shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Second Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
6.Protected Rights: Employee understands that nothing in the General Release and Waiver of Claims and Covenant Not to Sue paragraphs above, or otherwise in this Second Release, limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). Employee further understands that this Second Release does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Second Release does not limit Employee’s right to receive an award for information provided to any Government Agencies.
7.Mutual Non-disparagement: Employee agrees that Employee will not, directly or indirectly, disparage or make negative remarks regarding Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution. The Company agrees that it will not, and will direct its current directors and officers for so long as they are employed by or providing services to the Company to not, directly or indirectly, disparage or make negative remarks regarding Employee with any written or oral statement, including, but not limited to, any statement posted on social media or otherwise on the Internet, whether or not made anonymously or with attribution. Nothing in this section shall prohibit Employee, the Company or the Company's directors and officers from providing truthful information in response to a subpoena or other legal process. Further, nothing in this Second Release prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
8.Review of Second Release; Expiration of Offer: Employee understands that
Employee may take up to twenty-one (21) days to consider this Second Release (the

“Consideration Period”). The offer set forth in this Second Release, if not accepted by Employee before the end of the Consideration Period, will automatically expire. By signing below, Employee affirms that Employee was advised to consult with an attorney prior to signing this Second Release. Employee also understands that Employee may revoke this Second Release within seven (7) days of signing this document and that the consideration to be provided to Employee pursuant to Paragraph 2(c) of the Separation Agreement will be provided only after the expiration of that seven (7) day revocation period.
9.Effective Date: This Second Release is effective on the eighth (8th) day after
Employee signs it, provided Employee has not revoked it as of that time (the “Effective Date”).
10.Other Terms of Separation Agreement Incorporated Herein: All other terms of the Separation Agreement to the extent not inconsistent with the terms of this Second Release are hereby incorporated in this Second Release as though fully stated herein and apply with equal force to this Second Release, including, without limitation, the provisions on Arbitration, Governing Law, and Attorneys’ Fees.

Dated:____________________	________________________________ Name: Rene Lacerte Title: Chief Executive Officer For the Company
Dated:____________________	________________________________
Mark Lenhard